UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 29, 2026

(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23702	13-3588231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York	11104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 30, 2026, Steven Madden, Ltd. (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated into this Item 2.02 by reference, announcing the Company’s financial results for the second quarter of its fiscal year ending December 31, 2026.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expansion of the Board

On July 29, 2026, the Board of Directors of the Company (the “Board”), upon the recommendation of the Nominating/Corporate Governance Committee, unanimously determined to expand the size of the Board from ten members to eleven members, such expansion to be effective as of October 1, 2026.

Appointment of New Director

On July 29, 2026, the Board, also upon the recommendation of the Nominating/Corporate Governance Committee, unanimously appointed Mr. Kenneth Pilot to fill the newly-created directorship resulting from the expansion in the size of the Board from ten members to eleven members, such appointment to be effective as of October 1, 2026. Mr. Pilot has been appointed to serve on the Corporate Social Responsibility Committee of the Board, effective October 1, 2026.

Mr. Pilot is the Founder and Chief Executive Officer of Ken Pilot Ventures, an advisory and investment firm focused on retail, consumer and commerce technology, which he founded in 2015. From 2010 to 2015, Mr. Pilot was President of ABC Carpet & Home. Mr. Pilot has also held senior executive roles at leading retail organizations, including serving as President of the Gap Brand Global division at Gap, Inc., Chief Executive Officer of J.Crew, President of the Martin + Osa division at American Eagle Outfitters, and President of Factory Stores and New Business Development at Ralph Lauren. Mr. Pilot currently serves in board and advisory roles at Provenance Digital, Fernbrook Capital and Leap.

The expansion of the Board and the appointment of Mr. Pilot were effected as part of the Company’s corporate governance planning.

There is no arrangement or understanding between Mr. Pilot and any other person pursuant to which Mr. Pilot was selected as a director. In 2025, prior to his appointment to the Board, Mr. Pilot provided certain consulting services to the Company for which he received $160,000. The consulting arrangement terminated in July 2025, and there are no ongoing payments or obligations under the arrangement. Other than the foregoing, there are no transactions involving Mr. Pilot that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Pilot will receive customary compensation from the Company for serving as a non-employee director, in accordance with the Company’s director compensation program as described in the Company’s proxy statement for its 2026 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 6, 2026.

Item 8.01 Other Events.

On July 29, 2026, the Board declared a quarterly cash dividend of $0.21 per share on the Company’s outstanding shares of common stock. The dividend is payable on September 24, 2026 to stockholders of record as of the close of business on September 11, 2026. The Company’s press release issued on July 30, 2026 also announced the Board expansion, Mr. Pilot’s appointment to the Board and the declaration of the quarterly cash dividend.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in Item 2.02 of this Current Report is not intended to, and does not, constitute a determination or admission by the Company that the information in Item 2.02 of this Current Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 30, 2026, announcing the Company’s Second Quarter 2026 Results, Declaration of a Cash Dividend, Board Expansion and Appointment of Kenneth Pilot to the Board of Directors.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2026

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Name:	Edward R. Rosenfeld
Title:	Chairman and Chief Executive Officer